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                                                                       Exhibit 5


                                            August 27, 1996



Thermo BioAnalysis Corporation
504 Airport Road
Santa Fe, New Mexico  87504

Re: Registration Statement on Form S-1 (Registration No. 333-08697) Relating to Shares of the Common Stock, $.01 par value, of Thermo BioAnalysis Corporation
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Ladies and Gentlemen:

     I am General Counsel to Thermo BioAnalysis Corporation, a Delaware corporation (the "Company"), and have acted as counsel in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), on Form S-1 (the "Registration Statement") of shares of the Company's Common Stock, $.01 par value per share (the "Common Stock"), with a proposed maximum aggregate offering price of $22,080,000. Such shares, together with any shares of Common Stock registered under a registration statement related to the offering contemplated by the Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act (a "462(b) Registration Statement"), are collectively referred to herein as the "Shares."

     I or a member of my legal staff have reviewed the corporate proceedings taken by the Company with respect to the authorization of the issuance of the Shares. I or a member of my legal staff have also examined and relied upon originals or copies, certified or otherwise authenticated to my satisfaction, of all corporate records, documents, agreements or other instruments of the Company and have made all investigations of law and have discussed with the Company's representatives all questions of fact that I have deemed necessary or appropriate.

     Based upon and subject to the foregoing, I am of the opinion that:

     1. The Company is a corporation duly organized, validly existing and in corporate good standing under the laws of the State of Delaware.


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     2.     The issuance and sale of the Shares registered pursuant to the
Registration Statement have been duly authorized by the Company and the issuance and sale of the Shares registered pursuant to a 462(b) Registration Statement will have been duly authorized by the Company prior to their issuance and sale.

     3. The Shares, when issued and sold in accordance with the provisions of the Underwriting Agreement between the Company and the several Underwriters named on Schedule I thereto (in the form of Exhibit 1 to the Registration Statement) will be validly issued, fully paid and non-assessable.

     I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement or any 462(b) Registration Statement.

                                               Very truly yours,



                                               Seth H. Hoogasian
                                               General Counsel




SHH/cfb